UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________________
Date of Report (Date of earliest event reported): May 17, 2007
INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
On May 17, 2007, Inverness Medical Innovations, Inc. (“Inverness”), Inca Acquisition, Inc., a wholly-owned subsidiary of Inverness (“Purchaser”), and Biosite Incorporated (“Biosite”), each a Delaware corporation, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Purchaser will commence an offer (the “Offer”) to acquire all of the outstanding shares of Biosite common stock, par value $0.01 per share, (the “Biosite Shares”) not already owned by Inverness for $92.50 in cash per share, without interest (together with any amount that may be payable as described in the next sentence, the “Purchase Price”). If the Acceptance Time (as defined in the Merger Agreement) shall not have occurred by the date that is 45 days from the date of signing the Merger Agreement (the “Target Date”), Inverness would pay an additional $0.015205 per share for each day during the period commencing on the day following the Target Date through the Acceptance Time. Prior to entering into the Merger Agreement, Biosite terminated the Agreement and Plan of Merger dated as of March 24, 2007, as amended, by and among Biosite, Beckman Coulter, Inc. (“Beckman”) and Louisiana Acquisition Sub, Inc., and paid the $54 million termination fee contemplated by such merger agreement to Beckman. Inverness paid $54 million to Biosite following the execution and delivery of the Merger Agreement. Biosite is obligated to pay this $54 million to Inverness in the event the Merger Agreement is terminated under circumstances which require Biosite to pay the termination fee described below to Inverness.
Completion of the Offer is subject to several conditions, including (i) that a majority of the Biosite Shares outstanding (determined on a fully diluted basis) must be tendered and not withdrawn at the time the tendered shares are accepted and (ii) that the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) must have expired or terminated and certain foreign antitrust approvals, if necessary, must have been obtained. Subject to the terms of the Merger Agreement, Biosite has granted Purchaser an option to purchase that number of newly-issued Biosite Shares that is equal to 10,000 shares more than the amount needed to give Purchaser ownership of 90% of the outstanding Biosite Shares (the “Top-Up Option”), provided that the number of Biosite Shares that may be issued pursuant to the Top-Up Option may not exceed 19.9% of the number of Biosite Shares outstanding as of the date of the Merger Agreement. The Top-Up Option is exercisable only if Purchaser acquires at least 80% of the outstanding Biosite Shares pursuant to the Offer or other means. Purchaser will pay Biosite the Purchase Price for each share acquired upon exercise of the Top-Up Option.
Following consummation of the Offer, Purchaser will be merged with and into Biosite (the “Merger”), with Biosite surviving as a wholly owned subsidiary of Inverness. Upon completion of the Merger, each Biosite Share outstanding immediately prior to the effective time of the Merger (excluding Biosite shares held by Inverness, Purchaser, Biosite or their wholly-owned subsidiaries, and by stockholders who properly preserve their appraisal rights under the Delaware General Corporation Law) will be cancelled and converted into the right to receive the Purchase Price. If Purchaser acquires 90% or more of the then outstanding Biosite Shares through the Offer, the Top-Up Option, or otherwise, it may effect the Merger as a short-form merger without approval by Biosite’s stockholders. Otherwise, Biosite will hold a special stockholders’ meeting to obtain stockholder approval of the Merger.

Consummation of the Merger is subject to customary conditions, including (i) the adoption of the Merger Agreement, if required, by the requisite vote of the stockholders of Biosite; (ii) the purchase of the Biosite Shares by Purchaser pursuant to the Offer; (iii) the absence of any law or order prohibiting the Merger; and (iv) the expiration or termination of any applicable waiting period under the HSR Act and the receipt of certain foreign antitrust approvals, if necessary.
Inverness and Biosite have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to promptly effect all registrations, filings and submissions required pursuant to the HSR Act, the Securities Exchange Act of 1934 and other applicable laws with respect to the Offer and the Merger; and (ii) to use commercially reasonable efforts to take all other actions necessary to consummate and effectuate the transactions contemplated by the Merger Agreement.
Biosite has also agreed to (i) use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice through the earlier of the time designees of Inverness have been elected to, and have constituted a majority of the board of directors of Biosite or the date of the valid termination of the Merger Agreement and (ii) not solicit or engage in discussions concerning alternative proposals for the acquisition of Biosite, subject to specified exceptions.
The Merger Agreement has been adopted by the boards of directors of Inverness and Biosite, and the board of directors of Biosite has unanimously voted to recommend that the stockholders of Biosite tender their shares in the Offer and, if necessary, vote to adopt the Merger Agreement. The Merger Agreement can be terminated by Inverness or Biosite under certain circumstances. If the circumstances relate to the acceptance by Biosite of an alternative acquisition proposal or a change in the recommendation of the Biosite board of directors, then Biosite may be required to pay Inverness a termination fee of $54 million.
Concurrently with the execution of the Merger Agreement, Parent and Biosite entered into Non-Competition, Non-Disclosure and Intellectual Property Assignment Agreements with each of Kim D. Blickenstaff, Kenneth F. Buechler and Gunars E. Valkirs (the “Non-Competition Agreements”). The Non-Competition Agreements, which are effective and contingent upon the effective time of the Merger (the “Effective Time”), provide for the assignment of applicable intellectual property rights to Biosite following the Effective Time and contain confidentiality, non-competition and non-solicitation obligations of the foregoing individuals, subject in each case to exceptions specified in the Non-Competition Agreements.
Financing Commitment
On May 14, 2007, in connection with the Offer, Inverness entered into commitment letters, pursuant to which UBS Loan Finance LLC, UBS Securities LLC and General Electric Capital Corporation have committed to provide financing for the Offer (the “Commitment Letters”). The Commitment Letters provide for up to $1.3 billion of financing under a senior secured credit facility and $450 million of financing under a bridge loan facility (less any amounts received upon sale of certain subordinated notes). These commitments are subject to various conditions, including consummation of the Offer in accordance with the Merger Agreement and other closing conditions similar to those applicable to the completion of the Offer and the Merger.

The foregoing description of the Offer, Merger, Merger Agreement and Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Commitment Letters, filed respectively as Exhibit 2.1, 10.1, and 10.2 hereto and incorporated herein by reference.
A copy of a joint press release issued by Inverness and Biosite on May 17, 2007 concerning the foregoing is attached as Exhibit 99.1 to this report.
Forward-Looking Statements:
This press release may contain forward-looking statements within the meaning of the federal securities laws. These statements reflect Inverness’ and Biosite’s current views with respect to future events and are based on their respective managements’ current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with general competitive factors, market and economic conditions generally, the demand for the acquired products, the ability of Inverness and Biosite to successfully develop and commercialize the acquired products, the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the period ended December 31, 2006 and Biosite’s quarterly report on Form 10-Q for the period ended March 31, 2007, and other factors identified from time to time in their respective periodic filings with the Securities and Exchange Commission (the “SEC”). Risks and uncertainties relating to the proposed transaction include, without limitation: volatility in the market price of Biosite’s common shares; the lack of assurance that regulatory approvals or exemptions will be obtained or the proposed offer conditions will be satisfied; the extent to which holders of common shares determine to tender their shares to the Inverness offer; Inverness will not obtain the requisite debt financing for the transaction, or if obtained and the proposed transaction is consummated, Inverness would significantly increase its level of indebtedness; the anticipated benefits, including synergies and accretion, of the transaction will not be realized; the closing conditions to any transaction that may be entered into are not realized; and the proposed transactions will not be consummated. These forward-looking statements speak only as of the date of this press release, and neither Inverness nor Biosite undertake any obligation to update or revise any forward-looking statements contained herein.
Additional Information About the Proposed Transaction and Where to Find It:
This report is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite. The tender offer for the shares of Biosite by Inverness has not commenced. Stockholders of Biosite are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, Inverness and its acquisition subsidiary will file tender offer materials with the U.S. Securities and Exchange Commission (SEC), and Biosite will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Biosite at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from (i) Inverness by mailing requests for such materials to: Investor Relations Department, 51 Sawyer Road, Suite 200, Waltham, MA 02453 and (ii) Biosite by mailing requests for such materials to: Investor Relations, Biosite, 9975 Summers Ridge Road, San Diego, California 92121.
In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Biosite and Inverness file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Biosite or Inverness at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Biosite’s and Inverness’ filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of May 17, 2007, by and among Inverness Medical Innovations, Inc., a Delaware corporation (“Parent”), Inca Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and Biosite Incorporated.

10.1	Commitment Letter among General Electric Capital Corporation, UBS Loan Finance LLC and Inverness Medical Innovations, Inc. dated May 14, 2007 (incorporated by reference to an exhibit to Biosite’s Current Report on Form 8-K, filed on May 15, 2007)

10.2	Commitment Letter among UBS Loan Finance LLC, UBS Securities LLC, General Electric Capital Corporation and Inverness Medical Innovations, Inc. dated May 14, 2007 (incorporated by reference to an exhibit to Biosite’s Current Report on Form 8-K, filed on May 15, 2007)

99.1	Joint Press Release, dated May 17, 2007, entitled “INVERNESS TO ACQUIRE BIOSITE VIA CASH TENDER AT $92.50 PER SHARE”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: May 17, 2007	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance